Exhibit 99.10

Discussion Materials

September 30, 2015

Project Island

I.Proposal Overview

II.Implied Valuation Analysis

III.Pro Forma Shareholder Analysis

IV.ADS Considerations

V.Valuation Considerations

VI.Proposal Considerations

VII.Next Steps

Appendix

Proposal Overview

Overview of Tahiti’s “17 September Proposal” to Barbados

The “Restructuring”:

Merging Barbados into Tahiti with Tahiti as the surviving company

Purpose: Eliminate the market trading value discount to the underlying net asset value of Barbados

 Barbados shareholders receive from Tahiti:

 ADSs representing their proportional interest in ownership of Tahiti (522.1mm shares)

 Proportional interest in net cash of Barbados, $60.4mm USD as of June 30

 Approximately $2.12 USD per Barbados share (subject to various adjustments)

Key Assumptions:

28,502,859 Barbados shares outstanding

522,080,358 Tahiti shares held by Barbados

Exchange ratio of 18.317 of Tahiti shares into each Barbados share in the form of ADSs

Other Provisions:

Expense of establishing and maintaining ADSs borne by Tahiti

Barbados cash consideration subject to adjustments for Barbados taxes, foreign exchange adjustment and settling of stock appreciation right and options

Barbados requires no more diligence than bank account balance, stock depositary information and license/joint agreements

Proposed Transaction Structure

Tahiti and Barbados merge in a cash and stock merger

Tahiti transaction

Barbados shareholders receive ADSs of Tahiti shares

    through the filing of a U.S. registration statement – plus net of cash of Barbados

    Consideration per Barbados share:

  ADSs representing 18.317 Tahiti shares, plus

Tahiti $2.12 USD in cash (subject to adjustments)

Proposed Transaction Analysis

($ in millions USD, except per share data)

	Based on 17th September Tahiti Offer	Assumptions / Definitions
% Stock / % Cash	**90.9% / 9.1%**	
Consideration to Barbados		
Current Tahiti Shares Outstanding	900.552	
Tahiti Shares Owned by Barbados	522.080	
Barbados Ownership of Tahiti	*58.0%*	
ADSs Issued to Barbados	522.080	
Barbados Shares Outstanding	28.503	
Implied Exchange Ratio	18.317x	ADSs Issued to Barbados / Barbados Shares Outstanding
Pro Forma Tahiti Shares	900.552	Tahiti Shares Outstanding - Tahiti Shares Owned by Barbados + ADSs Issued to Barbados
Tahiti Share Price (in USD)[1]	$0.98	
Equity Consideration	$509.6	ADSs Issued to Barbados * Tahiti Share Price (in USD)
Tahiti Equity Value per Share of Barbados	*$17.88*	Equity Consideration / Barbados Shares Outstanding
Initial Barbados Cash	$60.4	
Less Cash Settled SARs/Options	9.2	Number of Options * (Offer Price - Average Exercise Price)
Plus Additional Cash Consideration	0.0	
Net Cash to Barbados Shareholders	$51.2	
Cash Consideration per Share of Barbados	*$1.79*	Net Cash to Barbados Shareholders / Barbados Shares Outstanding
Total Consideration	**$560.8**	Sum of Equity Consideration and Cash Consideration
Total Consideration per Share of Barbados	***$19.67***	
Premium to Current Barbados Stock Value ($16.94)	*16.1%*	
Premium to Current Barbados Fundamental Value per Share ($19.67)	*0.0%*	
Pro Forma Tahiti		
Equity Value[1]	$879.1	
Cash	416.4	
Debt	274.5	
Implied Enterprise Value	$737.2	
Pro Forma Barbados Equity Ownership	*58.0%*	
2016E EPS Accretion / (Dilution)	0.0%	

Source: Capital IQ, Company filings and Wall Street research; Market data as of 9/25/15
(1) Based on exchange rate of 33.038 TWD per USD

Project Island 6 Wells Fargo Securities

Implied Valuation Analysis

Implied Valuation Analysis($ in millions, except per share) Barbados Tahiti Tahiti Market Capitalization $879.1 Tahiti Share Price as of (9/25/15) (TWD) $32.25Tahiti Shares Held by Barbados 522.080 Assumed Exchange Rate (TWD/USD) 33.04% Implied Economic Ownership (Basic) 58.0% Tahiti Share Price as of (9/25/15) (USD) $0.98Implied Value of Barbados Ownership $509.6 Tahiti Basic Shares Outstanding 900.552 Plus: Net Barbados Cash 60.4 Tahiti Market Capitalization (USD) $879.1 Less: Net Barbados Debt 0.0 Less: Cash1 417.1 Implied Equity Value of Barbados $570.0 Plus: Debt1 274.5 Barbados Fully Diluted Shares Outstanding 28.972 Tahiti Enterprise Value (USD) $736.5Implied Barbados Value per Share $19.67 Barbados Share Price as of (9/25/15) $16.94 Implied HoldCo Discount (13.9%)Implied HoldCo Discount 2Implied Discount 6 Month Avg. Discount 0% (10%) (15.1%) (20%) (30%)Source: Company presentations, Wall Street research, Bloomberg and Capital IQNote: Market data as of 9/25/15; (1) Based on exchange rate of 33.038 TWD per USD; (2) Based on shares outstanding at respective points in timeProject Island

Stock Performance Overview

Barbados Stock Performance



$32.00
$28.00
$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
$0.00
800k
700k
600k
500k
400k
300k
200k
100k
0k
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Volume
Barbados

Tahiti Stock Performance



$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
18M
16M
14M
12M
10M
8M
6M
4M
2M
0M
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Volume
Tahiti

Barbados Relative Performance



30%
15%
0%
(15%)
(30%)
(45%)
3.3%
(9.5%)
(13.3%)
(30.4%)
Aug-14
Oct-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Barbados
NASDAQ Composite Index
Taiwan TAIEX
Taiwan OSAT Index

Tahiti Relative Performance



45%
30%
15%
0
(15%)
(30%)
(45%)
3.3%
(9.5%)
(13.3%)
(18.3%)
Aug-14
Oct-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Tahiti
NASDAQ Composite Index
Taiwan TAIEX
Taiwan OSAT Index

Source: FactSet as of 9/25/15; Note: Taiwan OSAT Index includes Advanced Semiconductor Engineering Inc., Siliconware Precision Industries Co. Ltd., Powertech Technology Inc., Chipbond Technology Corporation, King Yuan ELECTRONICS CO., LTD.

Project Island

9

Wells Fargo Securities

Wall Street Investor Perspectives

Sentiment on Barbados


2 2 2 2 2 2 2 2 2 2 2 2 2
100%
80%
60%
40%
20%
0%
% of Ratings
$32
$30
$28
$26
$24
$22
$20
$18
$16
$14
Price $ USD
100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100%
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Buy + Overweight
Sell + Underweight
Actual Price
Hold
Target Price

Sentiment on Tahiti


4 5 6 6 5 3 3 4 4 4 3 3 3
100%
80%
60%
40%
20%
0%
% of Ratings
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
Price $ USD
25% 40% 33% 33% 25% 25% 25%
75% 60% 67% 67% 75% 75% 75%
100% 100% 100% 100% 100% 100%
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Buy + Overweight
Sell + Underweight
Actual Price
Hold
Target Price

Selected Research Analyst Commentary

"With special committees having been formed… the process of share structure collapse should be fairly swift with the recent ThaiLin premium (~20%) as a reasonable starting point in our eyes. Further, we expect some announcements on China expansion/investment in the very near term – given the sheer opportunity and that Barbados would take on favored status in China, this is clearly another positive development even despite the maddeningly below seasonal numbers."

– Cowen, 9/10/15

Management said on the call that the special committee plans to engage third-party advisors by the end of Aug or early Sep. It made no further comment on other timeline or share swap ratio. We still expect the merger to be earnings accretive for Tahiti shareholders given the potential outstanding share reduction (an incentive for shareholders to approve) and ~0.2 pp better GM on no licensing fees. We believe a 100% share swap (no cash involved, dilutive to shareholders) is unlikely to receive shareholder and regulatory approval."

– Credit Suisse, 8/11/15

"While we believe that the 'share collapse' is inevitable, it doesn't sound like it will be completed until spring 2016, and the China LCD JV opportunity, while promising, is still unclear. The stock is still quite inexpensive (8x C16 EV/EPS) at last night's closing price, but needs fundamental and company-specific catalysts to propel the stock."

– Craig-Hallum, 8/11/15

"We stay overweight, however, given the company's commitment to create more value to shareholders by streamlining the group; in addition, the stock is trading at the low end of its historical range, at 10.5x and 8.5x our 2015/16E EPS, respectively."

– Morgan Stanley, 8/11/15

Source: FactSet as of 9/25/15 and Wall Street research

Project Island 10 Wells Fargo Securities

Pro Forma Shareholder Analysis

Cross-Holders Analysis

Top 25 Shareholders

(Shares in Millions)

Barbados

#	Name	Shares	% of Total
1	The Baupost Group LLC	3.3	11.5%
2	Old Mutual Plc	1.9	6.8%
3	Soros Fund Management LLC	1.4	4.8%
4	Siliconware Precision Industries Co., Ltd.	1.2	4.4%
5	Renaissance Technologies Holdings Corp.	1.1	3.7%
6	Millennium Management LLC	0.7	2.4%
7	Ecofin Holdings Ltd.	0.7	2.3%
8	Kennedy Capital Management, Inc.	0.6	2.1%
9	Teachers Insurance & Annuity Association of America	0.6	1.9%
10	Nokomis Capital LLC	0.6	1.9%
11	Altalis Capital Management LLC	0.5	1.9%
12	Krevlin Management, Inc.	0.5	1.8%
13	Leucadia National Corp.	0.5	1.8%
14	Balyasny Asset Management LP	0.4	1.6%
15	CHENG SHIH JYE	0.4	1.4%
16	Tokyo Seimitsu Co., Ltd.	0.4	1.3%
17	DLS Capital Management LLC	0.3	1.1%
18	AJO LP	0.3	0.9%
19	Philadelphia Trading, Inc.	0.3	0.9%
20	Seizert Capital Partners LLC	0.3	0.9%
21	GWA LLC	0.2	0.8%
22	Sensato Investors LLC	0.2	0.7%
23	GFH LP	0.2	0.6%
24	Morgan Stanley	0.2	0.6%
25	OxFORD Asset Management LLP	0.1	0.5%

Tahiti

#	Name	Shares	% of Total
1	Barbados	522.1	58.0%
2	Siliconware Precision Industries Co., Ltd.	132.8	14.7%
3	Government of Singapore	33.9	3.8%
4	CHEN YI FEN	13.5	1.5%
5	LIN FAMILY	12.0	1.3%
6	Hung Yan Co. Ltd.	9.3	1.0%
7	United Microelectronics Corp.	8.5	0.9%
8	CHENG SHIH JYE	5.1	0.6%
9	Yuanta Financial Holding Co. Ltd.	5.0	0.6%
10	Reyl & Cie SA	2.8	0.3%
11	Cathay Financial Holding Co., Ltd.	2.0	0.2%
12	Old Mutual Plc	1.7	0.2%
13	SinoPac Financial Holdings Co., Ltd.	1.4	0.2%
14	Teachers Insurance & Annuity Association of America	0.9	0.1%
15	Dimensional Fund Advisors LP	0.8	<0.1%
16	First Financial Holding Co., Ltd.	0.5	<0.1%
17	Schroders Plc	0.5	<0.1%
18	Ameriprise Financial, Inc.	0.4	<0.1%
19	Stichting Pensioenfonds ABP	0.4	<0.1%
20	Taishin Financial Holdings Co., Ltd.	0.2	<0.1%
21	Shin Kong Financial Holding Co. Ltd.	0.2	<0.1%
22	State Street Corp.	0.1	<0.1%
23	Axiom Investors LP	0.1	<0.1%
24	VON UND ZU LIECHTENSTEIN FAMILY	0.1	<0.1%
25	BlackRock, Inc.	0.0	<0.1%

Indicates crossholder

Source: FactSet as of 9/25/15
Note: Based on shares outstanding as reported

Project Island 12 Wells Fargo Securities

Pro Forma Ownership of Tahiti Based on 17 September Offer

Pro Forma Ownership

	Shares	% of Shares Outstanding
Siliconware Precision Industries Co., Ltd.	155,556,466	17.2%
The Baupost Group LLC	60,138,266	6.7%
Old Mutual Plc	37,341,706	4.1%
Government of Singapore	33,946,000	3.8%
Soros Fund Management LLC	25,147,480	2.8%
Renaissance Technologies Holdings Corp.	19,254,590	2.1%
CHEN YI FEN	13,500,000	1.5%
Millennium Management LLC	12,410,327	1.4%
CHENG SHIH JYE	12,213,396	1.4%
Ecofin Holdings Ltd.	12,109,621	1.3%
LIN FAMILY	12,000,000	1.3%
Teachers Insurance & Annuity Assoc. of America	11,011,984	1.2%
Kennedy Capital Management, Inc.	10,805,796	1.2%
Nokomis Capital LLC	10,079,664	1.1%
Altalis Capital Management LLC	9,864,223	1.1%
Krevlin Management, Inc.	9,330,454	1.0%
Hung Yan Co. Ltd.	9,280,000	1.0%
Leucadia National Corp.	9,212,860	1.0%
United Microelectronics Corp.	8,492,000	0.9%
Balyasny Asset Management LP	8,150,963	0.9%
Tokyo Seimitsu Co., Ltd.	6,969,641	0.8%
DLS Capital Management LLC	5,623,615	0.6%
Yuanta Financial Holding Co. Ltd.	5,030,000	0.6%
AJO LP	4,711,623	0.5%
Philadelphia Trading, Inc.	4,602,620	0.5%
Seizert Capital Partners LLC	4,580,896	0.5%
GWA LLC	3,938,106	0.4%
Sensato Investors LLC	3,605,455	0.4%
GFH LP	3,154,862	0.3%
Morgan Stanley	2,937,790	0.3%
Total - Top 30 Holders	**525,000,407**	**58.2%**
Others	377,108,525	41.8%
Total - All Institutions	**902,108,932**	**100.0%**

Source: FactSet as of 9/25/15
Note: Based on shares outstanding

Pro Forma Ownership by Type

	Shares	% of Shares Outstanding
Short Interest	(1,420)	(0.0%)
Institutional Owners	569,327,468	63.1%
Insiders / Stake Holders	185,764,119	20.6%
Retail	147,018,765	16.3%
Total Shares Outstanding	**902,108,932**	**100.0%**


16%
21%
63%
Institutional Owners (569.3MM)
Insiders / Stake Holders (185.8MM)
Retail (147.0MM)

Note: Excludes Short Interest

Pro Forma Ownership by Security Type


Tahiti TSEC Shares 42.0%
ADRs 58.0%

Project Island
13
Wells Fargo Securities

ADS Considerations

ADS Market Open and Growing as Demand Continues to Increase

- The ADS market is growing at an increasingly fast pace, continuing to fuel U.S. investment in foreign companies:
  - Companies from more than 80 countries have gained U.S. investor access
  - More than 2,200 issuers have issued sponsored depository receipts
  - Approximately 400 depository receipt programs are listed on U.S. exchanges, providing issuing Company with access to new capital
  - Foreign investment accounts for nearly 20% of the entire U.S. equity market
- U.S. investors are constantly seeking new opportunities for performance alpha and appetite for foreign equities continues to increase as desire for geographic and sector diversification increases

2014 Depository Receipt Highlights

Capital Raised

$37.6 billion raised



$5
$33
IPO
Follow-on

Programs Created

77 new programs



8
43
23
3
Other/Unlisted
U.S. OTC
U.S. Listed
LSE/LuxSE

Volume Traded

$3.2 trillion traded



$594
$1,229
$1,379
Asia Pacific
EMEA
Latin America

U.S. Investment in Foreign Equities



$7
$6
$5
$4
$3
$2
$1
$0
30%
25%
20%
15%
10%
5%
0%
14%
16%
18%
21%
18%
20%
21%
19%
20%
24%
19%
$2.6
$3.3
$4.3
$5.2
$2.8
$4.0
$4.9
$4.5
$5.4
$6.4
$6.6
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Value ($ in Trillions)
Equity Holdings as % of Total Portfolio

The market outlook for ADSs continues to be strong reflecting long-standing trends such as international diversification, cross-border M&A (with ability to use ADS as currency), global privatizations, and increased competition for new sources and diversifications of equity capital

Source: Bloomberg, BNY Mellon, ADR.com

Project Island 15 Wells Fargo Securities

ADS Market Open and Growing as Demand Continues to IncreaseTotal Amount of Capital Raised via ADS$70.0 $60.0 $50.0 $40.0 $30.0 $20.0 $10.0 $21.3 $42.6 $57.3 $14.7 $18.1 $21.9 $15.2 $12.6 $9.4 $37.6 $0.0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014Total DR Capital Raised ($ in Billions)Liquidity and Depth of ADS Market$4,500 170 180 $4,000 150 146 147 160 142 142$3,500 135 140$3,000 120 $2,500 93 100$2,000 80 57 $1,500 60 $1,000 40 $500 20 $1,657 $3,391 $4,139 $2,808 $3,445 $3,718 $2,656 $2,522 $3,202 $0 0 2006 2007 2008 2009 2010 2011 2012 2013 2014DR Trading Value ($ in Billions) DR Trading Volume (Billions of DRs)Top 10 Sectors in 2014 Top Institutional Holders of Depository Receipts ¹ Sector DR Value ($ in Billions) Firm Name Total ($ in Billions) Oil & Gas $173.1 Fidelity Management & Research Co. $20.0 Internet 164.9 Capital World Investors 17.9 Pharmaceuticals 154.6 Dodge & Cox 17.4 Banks 97.3 Aberdeen Asset Managers 16.1 Telecommunications 78.8 T. Rowe Price Associates 16.1 Food 58.4 Lazard Asset Management 13.1 Beverages 52.8 Capital Research Global Investors 12.3 Mining 51.2 Baillie Gifford & Company 11.4 Semiconductors 44.8 Fisher Investments 10.9 Agriculture 16.5 Franklin Advisers 8.4Source: Bloomberg, BNY Mellon, ADR.com(1) Data as of 12/31/14

Selected Taiwan-Based Semiconductor Companies($ in USD)Taiwan-Based Semiconductor Companies’ ADSsAverage Premium / (Discount) ADS Current Current ADS Current Implied Company Name Taiwan Implied 1-Week 1-Month 6-Months 1-Year Ticker ADS Price Ratio Premium Price PriceTaiwan-Based Semiconductor Companies Taiwan Semiconductor Manufacturing Company Limited NYSE:TSM $20.05 $3.84 1:5 $19.22 4.3% 4.0% (1.4%) (0.3%) (0.4%) Siliconware Precision Industries Co. Ltd. NASDAQ:SPIL 5.99 1.20 1:5 5.98 0.2% 0.1% (3.7%) (2.4%) (2.3%) Advanced Semiconductor Engineering Inc. NYSE:ASX 5.14 1.05 1:5 5.23 (1.7%) (1.0%) (5.9%) (2.7%) (0.9%) AU Optronics Corp. NYSE:AUO 2.94 0.30 1:10 2.99 (1.8%) (0.4%) (3.6%) (1.9%) (2.0%) United Microelectronics Corporation NYSE:UMC 1.61 0.33 1:5 1.66 (2.8%) (0.4%) (3.3%) (2.6%) (3.3%) Semiconductor Mean (0.4%) 0.5% (3.6%) (2.0%) (1.8%) Other Taiwan-Based Companies Chunghwa Telecom Co., Ltd. NYSE:CHT $30.10 $2.97 1:10 $29.66 1.5% 0.5% (3.6%) (2.0%) (2.2%) Overall Mean (0.1%) 0.5% (3.6%) (2.0%) (1.8%)Source: Capital IQ as of 9/25/15Note: Historical exchange rate applied to convert TWD to USD (assumed to be $0.0311 USD/TWD)

Valuation Considerations

Selected Public Company Benchmarking

CY 2015E and 2016E Revenue Growth


CY'15E Median: 2%
CY'16E Median: 10%
CY'15E Median: 21%
CY'16E Median: 28%
(8%)
7%
(8%)
7%
14%
13%
6%
10%
2%
3%
(1%)
15%
(2%)
4%
39%
35%
33%
39%
30%
27%
13%
6%
7%
5%
(6%)
29%
Tahiti
Barbados
ASE GROUP
KYEC
Powertech Technology Inc.
CHIPBOND
SPIL
FUJITSU
华天科技
unisem
AOI
Amkor Technology

CY 2015E EBITDA Margin


Median: 34%
Median: 22%
30%
30%
47%
34%
34%
32%
19%
25%
23%
22%
18%
16%
NA
Tahiti
Barbados
KYEC
Powertech Technology Inc.
CHIPBOND
SPIL
ASE GROUP
unisem
Amkor Technology
AOI
华天科技
FUJITSU

Taiwan OSAT Companies Rest of World OSAT Companies

Source: Wall Street research and Capital IQ as of 9/25/15; Note: Dark shading represents 2015E, light shading represents 2016E; values in constant currency

Project Island 19 Wells Fargo Securities

Selected Public Company Benchmarking (Cont'd)

EV / CY 2015E Revenue and EV / CY 2016E Revenue



CY'15E Median: 1.6x
CY'16E Median: 1.5x
CY'15E Median: 1.6x
CY'16E Median: 1.3x
1.2x 1.1x
0.7x 0.7x
1.8x 1.6x
1.6x 1.6x
1.7x 1.5x
1.3x 1.2x
1.1x 1.0x
2.9x 2.1x
2.3x 1.8x
1.8x 1.3x
1.3x 1.2x
0.7x 0.6x
0.5x 0.5x
Tahiti
Barbados
KYEC
SPIL
CHIPBOND
Powertech
ASE GROUP
FUJITSU
华天科技
Amkor
AOI

EV / CY 2015E EBITDA



Median: 5.0x
Median: 5.2x
4.0x
2.7x
5.9x
5.1x
5.0x
3.8x
3.6x
13.0x
11.6x
5.2x
3.1x
2.5x
NA
Tahiti
Barbados
ASE GROUP
SPIL
CHIPBOND
KYEC
Powertech
华天科技
Amkor
AOI
FUJITSU
Taiwan OSAT Companies
Rest of World OSAT Companies

Source: Wall Street research and Capital IQ as of 9/25/15; Note: Dark shading represents 2015E, light shading represents 2016E; values in constant currency

Project Island 20 Wells Fargo Securities

Selected Precedent Transactions($ in millions)9/25/15 9/25/15 Announced 11/12/14 11/6/14 10/14/13 12/10/12 12/15/11 6/26/07 3/1/07 2/12/07 2/10/04 DateAcquiror Tahiti Barbados Target 28.7% stake in ChipMOS Taiwan $737.2 $302.4 Enterprise Value $107.5 $1,793.2 $87.2 $84.9 $369.6 $1,683.6 $3,068.1 $1,061.1 $1,494.5EV / LTM Revenue3.5x2.6x Mean: 1.7x 1.9x 1.8x1.1x Median: 1.3x 1.3x 1.3x 1.3x 0.7x 1.0x 0.9xEV / LTM EBITDA16..9xMean: 7.0x 6.8x 66..5x 77..1x 5.9x 55..8x 4.8x Median: 6.2x 3.5x 3.2x3.0x 2.3x 2.2x 0.2x 0.0x NA 0.2x 0.1xSource: Company filings and Capital IQ as of 9/25/15

Proposal Considerations

Evaluating Tahiti's Proposal

	Benefits	Considerations
Equity Consideration	▪ Barbados shareholders "get what currently have" ▪ ADS is a common structure for Taiwan-based companies ▪ Offers a potential to solve HoldCo discount	▪ Certain complexities associated with ADSs
Cash Consideration	▪ Barbados shareholders get what currently have	▪ Asking Barbados shareholders to bear full cost of options / SAR payouts
Overall Value	▪ Offers fundamental value, an implicit premium to current Barbados share price but no explicit premium to NAV	▪ No premium transaction – not offering value above the intrinsic value of Barbados shares
ADSs	▪ ADSs typically trade with less of a discount to intrinsic value versus historical Barbados trading levels ▪ ADSs should present less flow back issues versus receiving shares of Tahiti directly	▪ No certainty that ADSs will trade at less of a discount versus current Barbados shares ▪ Barbados shareholders bear risk of the transaction
Cash Out of Options	▪ Cashing out options / SARs offers simple structure to consummate the merger	▪ Places burden and cost entirely on Barbados shareholders
Pro Forma Financials and Potential Synergies	▪ Reduction of overhead costs could improve pro forma earnings ▪ Payout of SAR / options will reduce fully diluted shares outstanding	▪ Overall synergies may be minimal after cost of ADS program fully realized

Project Island

23

Wells Fargo Securities

Precedent Minority Squeeze Out Premiums Paid($ in millions USD, except per share data)Date Transaction Offer Price Offer Premium per ShareEnterprise perAnnounced Acquiror Target Value1 Share 1-Day 1-Week 1-Month Selected Squeeze Out Transactions 4/6/2015 Tesoro Logistics LP QEP Midstream Partners, LP $381.7 $16.57 7.2% 4.2% 4.1% 8/21/2014 HC2 Holdings, Inc. Schuff International, Inc. 23.1 31.49 1.6% 1.6% 8.6% 8/27/2013 Plains All American Pipeline, L.P. PAA Natural Gas Storage, L.P. 1,341.1 23.07 9.6% 11.4% 4.4% 6/16/2011 Angelo, Gordon & Co. C&D Technologies, Inc. 52.7 9.75 18.3% 17.5% 21.1% 3/2/2010 CF Industries Holdings, Inc. Terra Industries Inc. 5,429.7 47.40 15.0% 15.5% 50.0% Median 9.6% 11.4% 8.6% Mean 10.3% 10.0% 17.6%Source: Thomson One and Capital IQ

Case Study: ChipMOS Technologies Acquisition of ThaiLin Semiconductor

Transaction Summary

- On June 17, 2015, ChipMOS Technologies (Taiwan) acquired the remaining 52.5% stake in ThaiLin Semiconductor Corp. for TWD 2.9 Billion
- One share of ThaiLin swapped for 0.311 shares of ChipMOS Technologies along with cash consideration
- 16% premium to the closing prior to the announcement on November 12, 2014
- ChipMOS issued 35.9mn additional shares for this acquisition (4% dilution) but increased its cash position (ThaiLin had net cash as of 1Q15) and reduce the non-controlling interests
- Post-merger ThaiLin became a 58% owned subsidiary of ChipMOS Technologies (Bermuda) through ChipMOS Taiwan
- The transaction was approved by the Chinese Fair Trade Commission, Financial Supervisory Commission, Taiwan Stock Exchange and Gre Tai Securities Market

ChipMOS Technologies Before / After ThaiLin Merger



Before ThaiLin merger
ChipMOS Bermuda
60.40%
ChipMOS Taiwan
47.50%
ThaiLin
100%
ChipMOS USA
100%
Modern Mind
100%
ChipMOS Shanghai
After ThaiLin merger
ChipMOS Bermuda
58%
ChipMOS Taiwan
100%
Modern Mind
100%
ChipMOS Shanghai
100%
ChipMOS USA

ThaiLin Semiconductor Corp. Stock Performance



$0.90
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.80
Aug-12
Aug-13
Jul-14
Jun-15

Source: FactSet as of 8/24/15

Project Island 25 Wells Fargo Securities

Hypothetical Transaction Sensitivity – Same Economic Ownership, Premium Delivered in Cash($ in millions USD, except per share data) Same Economic Ownership, Premium Delivered in CashBased on 17th Sep Tahiti Offer 5.0% 10.0% 15.0% 20.0% 25.0% % Stock / % Cash 90.9% / 9.1% 86.5% / 13.5% 82.6% / 17.4% 79.0% / 21.0% 75.7% / 24.3% 72.7% / 27.3% Consideration to Barbados Current Tahiti Shares Outstanding 900.552 900.552 900.552 900.552 900.552 900.552 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Barbados Ownership of Tahiti 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% ADSs Issued to Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Barbados Shares Outstanding 28.503 28.503 28.503 28.503 28.503 28.503 Implied Exchange Ratio 18.317x 18.317x 18.317x 18.317x 18.317x 18.317x Pro Forma Tahiti Shares 900.552 900.552 900.552 900.552 900.552 900.552 Tahiti Share Price (in USD)1 $0.98 $0.98 $0.98 $0.98 $0.98 $0.98 Equity Consideration $509.6 $509.6 $509.6 $509.6 $509.6 $509.6 Tahiti Equity Value per Share of Barbados $17.88 $17.88 $17.88 $17.88 $17.88 $17.88 Initial Barbados Cash $60.4 $60.4 $60.4 $60.4 $60.4 $60.4 Less Cash Settled SARs/Options 9.2 10.5 12.6 15.3 18.4 21.7 Plus Additional Cash Consideration 0.0 29.3 59.4 90.1 121.3 152.7 Net Cash to Barbados Shareholders $51.2 $79.2 $107.2 $135.3 $163.3 $191.4 Cash Consideration per Share of Barbados $1.79 $2.78 $3.76 $4.75 $5.73 $6.71 Total Consideration $560.8 $588.8 $616.9 $644.9 $672.9 $701.0 Total Consideration per Share of Barbados $19.67 $20.66 $21.64 $22.63 $23.61 $24.59 Premium to Current Barbados Stock Value ($16.94) 16.1% 22.0% 27.8% 33.6% 39.4% 45.2% Premium to Current Barbados Fundamental Value per Share ($19.67) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Pro Forma Tahiti Enterprise Value $737.2 $737.2 $737.2 $737.2 $737.2 $737.2 Cash 416.4 387.1 357.0 326.3 295.1 263.7 Debt 274.5 274.5 274.5 274.5 274.5 274.5 Implied Equity Value $879.1 $849.8 $819.7 $788.9 $757.8 $726.4 Pro Forma Barbados Equity Ownership 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% 2016E EPS Accretion / (Dilution) 0.0% (0.1%) (0.1%) (0.2%) (0.3%) (0.4%)Source: Capital IQ, Company filings and Wall Street research; Market data as of 9/25/15 (1) Based on exchange rate of 33.038 TWD per USD

Hypothetical Transaction Sensitivity – Lower Economic Ownership, Additional Cash Consideration($ in millions USD, except per share data) Lower Economic Ownership, Additional Cash ConsiderationBased on 17th Sep Tahiti Offer 5.0% 10.0% 15.0% 20.0% 25.0% % Stock / % Cash 90.9% / 9.1% 82.1% / 17.9% 78.4% / 21.6% 75.0% / 25.0% 71.8% / 28.2% 69.0% / 31.0% Consideration to Barbados Current Tahiti Shares Outstanding 900.552 900.552 900.552 900.552 900.552 900.552 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Barbados Ownership of Tahiti 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% ADSs Issued to Barbados 522.080 495.303 495.303 495.303 495.303 495.303 Barbados Shares Outstanding 28.503 28.503 28.503 28.503 28.503 28.503 Implied Exchange Ratio 18.317x 17.377x 17.377x 17.377x 17.377x 17.377x Pro Forma Tahiti Shares 900.552 873.775 873.775 873.775 873.775 873.775 Tahiti Share Price (in USD)1 $0.98 $0.98 $0.98 $0.98 $0.98 $0.98 Equity Consideration $509.6 $483.5 $483.5 $483.5 $483.5 $483.5 Tahiti Equity Value per Share of Barbados $17.88 $16.96 $16.96 $16.96 $16.96 $16.96 Initial Barbados Cash $60.4 $60.4 $60.4 $60.4 $60.4 $60.4 Less Cash Settled SARs/Options 9.2 10.5 12.6 15.3 18.4 21.7 Plus Additional Cash Consideration 0.0 55.5 85.6 116.3 147.5 178.8 Net Cash to Barbados Shareholders $51.2 $105.3 $133.4 $161.4 $189.5 $217.5 Cash Consideration per Share of Barbados $1.79 $3.70 $4.68 $5.66 $6.65 $7.63 Total Consideration $560.8 $588.8 $616.9 $644.9 $672.9 $701.0 Total Consideration per Share of Barbados $19.67 $20.66 $21.64 $22.63 $23.61 $24.59 Premium to Current Barbados Stock Value ($16.94) 16.1% 22.0% 27.8% 33.6% 39.4% 45.2% Premium to Current Barbados Fundamental Value per Share ($19.67) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Pro Forma Tahiti Enterprise Value $737.2 $737.2 $737.2 $737.2 $737.2 $737.2 Cash 416.4 360.9 330.8 300.1 268.9 237.6 Debt 274.5 274.5 274.5 274.5 274.5 274.5 Implied Equity Value $879.1 $823.6 $793.5 $762.8 $731.6 $700.3 Pro Forma Barbados Equity Ownership 58.0% 55.0% 55.0% 55.0% 55.0% 55.0% 2016E EPS Accretion / (Dilution) 0.0% 2.9% 2.9% 2.8% 2.7% 2.6%Source: Capital IQ, Company filings and Wall Street research; Market data as of 9/25/15 (1) Based on exchange rate of 33.038 TWD per USD

Next Steps

Next Steps? Prepare a formal written response and counter-proposal to the 17 September offer? Consider requesting premium to NAV – paid in cash? Consider requesting that SARS/options are rolled forward into ADSs? Ask clarifying questions to gain better understanding of the following:1. Pro forma impact to Tahiti income statement and estimated synergies (including one-time transaction costs)2. Requirements regarding balance sheet expected to be delivered by Barbados at closing, and proposed recourse by Tahiti for variances3. Rationale for paying out ADSs / stock option in cash versus other alternatives? Discuss due diligence process

Appendix

Ownership by Ultimate Parent – Barbados

Ownership Summary

	Shares	% of Shares Outstanding
Short Interest	(26,017)	(0.1%)
Institutional Owners	16,857,167	59.1%
Insiders / Stake Holders	781,590	2.7%
Retail	10,912,260	38.3%
Total Shares Outstanding	**28,525,000**	**100.0%**
Float	**27,754,825**	**97.3%**


38%
59%
3%
Institutional Owners (16.9MM)
Insiders / Stake Holders (0.8MM)
Retail (10.9MM)

Note: Excludes Short Interest

Insider Ownership

	Shares	% of Shares Outstanding
CHENG SHIH JYE	391,084	1.4%
Tokyo Seimitsu Co., Ltd.	380,506	1.3%
HE ZHENGXU	10,000	0.0%
Total - All Insiders	**781,590**	**2.7%**

Institutional Ownership – Top 20

	Shares	% of Shares Outstanding
The Baupost Group LLC	3,283,235	11.5%
Old Mutual Plc	1,945,265	6.8%
Soros Fund Management LLC	1,372,921	4.8%
Siliconware Precision Industries Co., Ltd.	1,243,749	4.4%
Renaissance Technologies Holdings Corp.	1,051,200	3.7%
Millennium Management LLC	677,539	2.4%
Ecofin Holdings Ltd.	661,122	2.3%
Kennedy Capital Management, Inc.	589,940	2.1%
Teachers Insurance & Annuity Association of America	550,915	1.9%
Nokomis Capital LLC	550,297	1.9%
Altalis Capital Management LLC	538,535	1.9%
Krevlin Management, Inc.	509,394	1.8%
Leucadia National Corp.	502,974	1.8%
Balyasny Asset Management LP	445,000	1.6%
Tokyo Seimitsu Co., Ltd.	380,506	1.3%
DLS Capital Management LLC	307,020	1.1%
AJO LP	257,230	0.9%
Philadelphia Trading, Inc.	251,279	0.9%
Seizert Capital Partners LLC	250,093	0.9%
GWA LLC	215,000	0.8%
Total - Top 20 Institutions	**15,583,214**	**54.6%**
Others	1,273,953	4.5%
Total - All Institutions	**16,857,167**	**59.1%**

Source: FactSet as of 9/25/15
Note: Based on shares outstanding

Project Island 31 Wells Fargo Securities

Ownership by Ultimate Parent – Tahiti

Ownership Summary

	Shares	% of Shares Outstanding
Short Interest	-	- %
Institutional Owners	45,921,245	5.1%
Insiders / Stake Holders	708,207,358	78.6%
Retail	146,423,013	16.3%
Total Shares Outstanding	**900,551,616**	**100.0%**
Float	**192,718,046**	**21.4%**


5%
16%
79%
Institutional Owners (45.9MM)
Insiders / Stake Holders (708.2MM)
Retail (146.4MM)

Note: Excludes Short Interest

Insider Ownership

	Shares	% of Shares Outstanding
Barbados	522,080,358	58.0%
Siliconware Precision Industries Co., Ltd.	132,775,000	14.7%
CHEN YI FEN	13,500,000	1.5%
Hung Yan Co. Ltd.	9,280,000	1.0%
United Microelectronics Corp.	8,492,000	0.9%
LIN WEN CHIN	6,000,000	0.7%
LIN WEN QING	6,000,000	0.7%
CHENG SHIH JYE	5,050,000	0.6%
Yuanta Financial Holding Co. Ltd.	5,030,000	0.6%
Total - All Insiders	**708,207,358**	**78.6%**

Institutional Ownership

	Shares	% of Shares Outstanding
Government of Singapore	33,946,000	3.8%
Reyl & Cie SA	2,753,396	0.6%
Cathay Financial Holding Co., Ltd.	1,980,000	0.2%
Old Mutual Plc	1,710,731	0.2%
SinoPac Financial Holdings Co., Ltd.	1,380,000	0.2%
Teachers Insurance & Annuity Association of America	921,000	0.1%
Dimensional Fund Advisors LP	780,075	0.1%
First Financial Holding Co., Ltd.	485,000	0.1%
Schroders Plc	455,000	0.1%
Ameriprise Financial, Inc.	404,000	0.0%
Stichting Pensioenfonds ABP	357,124	0.0%
Taishin Financial Holdings Co., Ltd.	170,000	0.0%
Shin Kong Financial Holding Co. Ltd.	159,000	0.0%
State Street Corp.	149,642	0.0%
Axiom Investors LP	81,000	0.0%
VON UND ZU LIECHTENSTEIN FAMILY	71,000	0.0%
BlackRock, Inc.	43,000	0.0%
Manulife Financial Corp.	23,000	0.0%
Marsh & McLennan Cos., Inc.	20,526	0.0%
The Bessemer Group, Inc.	12,751	0.0%
Total - Top 20 Institutions	**45,902,245**	**5.1%**
Others	19,000	0.0%
Total - All Institutions	**45,921,245**	**5.1%**

Source: FactSet as of 9/25/15
Note: Based on shares outstanding

Project Island 32 Wells Fargo Securities

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